Exhibit 10.2

Schedule Required by Instruction 2 to Item 601
of Regulation S-K

Name of Executive Officer Signing Waiver Letter

Leonard Shaykin
Gordon Link
Kai Larson

Tapestry Pharmaceuticals, Inc

4840 Pearl East Circle, Suite 300W

Boulder, CO 80301

Re:  Employment Agreement of October 1, 2001 (the “Employment Agreement”)

Gentlemen:

I refer you to paragraph 6(f) of the Employment Agreement. Capitalized terms not defined in this letter have the meanings given them in that Employment Agreement.

Please be advised that the undersigned Executive hereby waives any right to assert that he has Good Reason to resign from employment with the Company if the Company fails to comply with section 6(f)ii of the Employment Agreement. This waiver is limited solely to any Change of Control that may be deemed to have occurred as a result of the acquisition of beneficial ownership of securities of the Company by investors (the “Investors”) in the private placement described in the preliminary proxy statement of the Company filed with the Securities and Exchange Commission on February 6, 2006.

This waiver shall not apply to any other acquisition of stock or other transaction that results in a Change of Control, including a Change of Control that results from the acquisition of beneficial ownership of additional securities of the Company by an Investor. Furthermore, this waiver shall be null and void if, in the reasonable opinion of the Executive, any Investor takes action to change the Company’s business or management in a manner materially detrimental to either the Company’s business and operations or to the Executive’s interest as an employee of the Company. Such action could include, without limitation, any action affecting the Company’s strategic direction, management, corporate governance, compensation or personnel. For the avoidance of doubt, the exercise by SSF of its right to designate up to two persons for election to the Company’s board of directors shall not of itself constitute the taking any such action

Executive shall give the Company notice promptly if he determines that action has been taken rendering this waiver to be null and void.

Very truly yours,

[Executive]